EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (No. 333-145176, 333-197858 and 333-226815) on Form S-8 and the Registration Statement (No. 333-221558) on Form S-3 of inTEST Corporation of our report dated March 26, 2019, relating to the consolidated financial statements and the financial statement schedule of inTEST Corporation, appearing in this Annual Report on Form 10-K of inTEST Corporation for the year ended December 31, 2018.

/s/ RSM US LLP

Blue Bell, Pennsylvania
March 26, 2019